EXHIBIT 10.87

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

DATED AS OF JUNE 17, 2011

COLGAN AIR, INC.

as Seller

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not individually but solely as Owner Trustee

as Purchaser

AIRCRAFT SALE AGREEMENT

in respect of

ONE BOMBARDIER DHC-8-402  AIRCRAFT
with manufacturer’s serial number 4351
and US Registration Mark N351NG

CONTENTS

1	Definitions and Interpretation	1

2	Agreement To Sell and Purchase	3

3	Payments	4

4	Delivery and Title	5

5	Representations and Warranties	6

6	Conditions Precedent	7

7	Taxes	8

8	Assignment	8

9	Notices	9

10	Liability of Purchaser Limited	9

11	Miscellaneous	9

12	Law and Jurisdiction	10

THIS AIRCRAFT SALE AGREEMENT (this “Agreement”) is made as of June 17, 2011 BETWEEN

(1)
COLGAN AIR, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia having its principal place of business at 1689 Nonconnah Blvd., Suite 111, Memphis, TN 38132, United States of America (the “Seller”); and

(2)
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association organized under the federal law of the United States of America, not in its individual capacity, but solely as owner trustee, having its principal place of business at 299 South Main Street, Salt Lake City, UT 84111, United States of America (the “Purchaser”).

WHEREAS

(A)
Seller intends to sell and to transfer title to the Aircraft to Purchaser in return for the payment by Purchaser of the Purchase Price, in order to enable Purchaser to lease the Aircraft back to Seller pursuant to the Lease Agreement.

(B)	Purchaser is prepared to purchase and acquire title to the Aircraft from Seller and pay the Purchase Price to Seller in accordance with this Agreement.

IT IS AGREED as follows.

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, capitalized terms used but not defined herein shall have the respective meanings given to them in the Lease Agreement and:

“Aircraft” means the Bombardier DHC-8-402 aircraft with manufacturer’s serial number 4351, as more particularly described in the Lease Agreement, comprising the Airframe together with the Engines, Propellers and Parts and, where the context so permits, shall include the Aircraft Documentation and, unless otherwise provided herein, shall mean the Aircraft as a whole and any part thereof.

“Aircraft Documentation” means collectively, all log books, records, manuals and other data or documents described in Attachment 1 to the Purchaser Acceptance Certificate.

“Bill of Sale” means a bill of sale in respect of the Aircraft substantially in the form set out in Schedule 1.

“Delivery” means the sale and purchase of, and transfer of title to, the Aircraft in accordance with this Agreement.

“Delivery Date” means such date in June 2011 as may be agreed between the Seller and the Purchaser.

“Delivery Location” means the location determined pursuant to Clause 4.5.

“Effective Time” means the time at which Delivery shall occur, as stated in the Purchaser Acceptance Certificate.

“Expense” means any and all liabilities, obligations, losses, damages, penalties, fines, claims (whether fraudulent, groundless, false or not), actions, suits, judgments, legal proceedings (whether civil or criminal), investigations, costs, disbursements and expenses (including reasonable legal fees) of every kind and nature whatsoever but not including Taxes.

“FAA Bill of Sale” means a bill of sale in respect of the Aircraft in the form prescribed by the FAA.

“Lease Agreement” means the aircraft lease agreement dated of even date herewith between Purchaser as lessor and Seller as lessee in respect of the Aircraft.

“Purchase Price” has the meaning given to such term in Clause 2.3.

“Purchaser Acceptance Certificate” means a certificate, in the form of Schedule 2, delivered or to be delivered, as the context may require, by Purchaser to Seller pursuant to Clause 4.2.

“Transfer Taxes” has the meaning given to such term in Clause 7.1.

1.2	Interpretation

Any reference in this Agreement to:

(a)
“applicable law” includes, without limitation (i) applicable laws, statutes, decrees, decree-laws, acts, codes, legislation, treaties, conventions and similar rules, in each case of any state or government or instrumentality, agency or subdivision thereof, in each case, as amended, modified, varied or supplemented from time to time, (ii) applicable final judgments, orders, determinations or awards of any court from which there is no right of appeal or if there is a right of appeal such appeal is not prosecuted within the allowable time, and (iii) applicable orders, rules and regulations of any state or government or any instrumentality, agency or subdivision thereof;

(b)	any “Clause”, “Sub-Clause” or “Schedule” is a reference to such Clause, Sub-Clause or Schedule of, or to, this Agreement;

(c)	“consent” also includes an approval, authorization, exemption, filing, license, order, permission, recording or registration;

(d)
any document, instrument or agreement means such document, instrument or agreement as originally implemented or executed, or as modified, amended, varied, novated, replaced or supplemented from time to time;

(e)	“hereof’, “herein” and “hereunder” and other words of similar import means this Agreement as a whole and not any particular part hereof;

(f)
“person” includes any individual, firm, company, corporation, partnership, joint venture, trust, unincorporated body of persons or any state or government or any instrumentality, agency or sub-division thereof; and

(g)	words importing the singular number include the plural and vice versa.

1.3	Headings

Clause, Schedule and Part headings are for ease of reference only and shall not affect the interpretation of any of the provisions hereof.

2	AGREEMENT TO SELL AND PURCHASE

2.1	Sale of Aircraft by Seller

Subject to the terms and conditions of this Agreement, Seller shall sell, deliver and transfer all of its right, title and interest in and to the Aircraft to Purchaser on the Delivery Date, free and clear of all Security Interests (other than Permitted Security Interests), in consideration of the payment by Purchaser of the Purchase Price in accordance with Clause 2.3 and Clause 3.

2.2	Purchase of Aircraft by Purchaser

Subject to the terms and conditions of this Agreement, Purchaser shall, on the Delivery Date:

2.2.1	purchase and accept delivery of the Aircraft from Seller; and

2.2.2	pay the Purchase Price to Seller.

2.3	Purchase Price

The purchase price payable by Purchaser (the “Purchase Price”) shall be ***.

2.4	Termination

2.4.1
If for any reason completion of the sale and purchase of the Aircraft hereunder shall not have taken place by June 20, 2011 (or such later date as the parties may agree), this Agreement and the respective rights and obligations of the parties hereunder and under the other Operative Documents shall be terminated (save in respect of any rights arising out of any antecedent breach) and Seller shall have no obligation to Purchaser.

2.4.2
If, for any reason, Delivery shall not have taken place by the date specified in Clause 2.4.1 (and without limiting the provisions of Clause 2.4.1), Seller and Purchaser shall consult in good faith with a view to determining whether Delivery can occur on a later date and, if so, what changes to the terms of the transactions contemplated by this Agreement and the Lease Agreement would be required to accommodate such delay provided that neither party shall have any obligation to agree to any such extension or any such changes.

3	PAYMENTS

3.1	Payment of Purchase Price by Purchaser

Purchaser shall, subject to the terms and conditions of this Agreement, pay the Purchase Price to Seller on the Delivery Date at or prior to the Effective Time.  Upon payment of the Purchase Price being received as specified in Clause 3.2, Seller shall provide Purchaser with a receipt in respect of the Purchase Price dated the Delivery Date and conclusively evidencing payment of the Purchase Price in accordance with the terms of this Agreement.

3.2	Payments to Seller

All payments payable by Purchaser to Seller under this Agreement will be made for value on the due date by crediting the same in Dollars and in immediately available funds to such account as Seller shall direct.

4	DELIVERY AND TITLE

4.1	Delivery to Purchaser and Transfer of Title

Subject to the terms and conditions of this Agreement, sale and transfer of title to the Aircraft by Seller to Purchaser hereunder shall take place at the Delivery Location on the Delivery Date at the Effective Time by Seller delivering the duly completed and executed Bill of Sale and the FAA Bill of Sale to Purchaser (or its authorized representative) whereupon title to the Aircraft shall pass from Seller to Purchaser free and clear of Security Interests (other than Permitted Security Interests).

4.2	Purchaser Acceptance Certificate

On the Delivery Date, upon Delivery of the Aircraft and transfer of title thereto to Purchaser pursuant to the Bill of Sale, Purchaser shall execute and deliver to Seller the Purchaser Acceptance Certificate, which shall be conclusive evidence of the fact that the Purchaser has irrevocably accepted the Aircraft for the purpose of this Agreement.

4.3	[Intentionally Omitted]

4.4	Warranties

Seller shall procure the execution of the Airframe Warranty Agreement by the Airframe Manufacturer and the Engine Warranty Letter by the Engine Manufacturer, which agreements shall (respectively) have annexed to them the warranty provisions of the purchase agreement in respect of the Aircraft between the Airframe Manufacturer and Seller and the warranties of the Engine Manufacturer in respect of the Engines.

4.5	Delivery Location

Before Delivery, Seller shall identify the Delivery Location in which title to the Aircraft can be transferred by Seller to Purchaser without any Transfer Taxes arising as a result of the sale and purchase of the Aircraft and Seller shall then procure that the Aircraft is in such location on the Delivery Date at the Effective Time.

5	REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties of Seller

Seller hereby represents and warrants to Purchaser that:

(a)	all representations and warranties made by Seller (as lessee) pursuant to Clause 2.1 of the Lease Agreement are true and accurate;

(b)	Seller will immediately prior to the Effective Time be the sole legal and beneficial owner of the Aircraft; and

(c)
at the Effective Time, Seller shall convey to Purchaser all of its right, title and interest in and to the Aircraft, being good and marketable title, free and clear of all Security Interests (other than Permitted Security Interests).

5.2	Disclaimer

THE AIRCRAFT IS BEING SOLD BY SELLER AND SHALL BE ACCEPTED BY PURCHASER HEREUNDER IN AN “AS-IS, WHERE-IS” CONDITION.  EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE BILL OF SALE, SELLER MAKES NO REPRESENTATIONS WHATSOEVER IN RESPECT OF THE AIRCRAFT, AND EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE BILL OF SALE, SELLER SPECIFICALLY DISCLAIMS, AND EXCLUDES HEREFROM, IN RESPECT OF THE CONDITION OF THE AIRCRAFT OR ENGINES OR PROPELLERS OR ANY PART, ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION WHATSOEVER INCLUDING BUT NOT LIMITED TO (i) ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, DESCRIPTION, AIRWORTHINESS, VALUE, SATISFACTORY QUALITY, DESIGN, QUALITY, MANUFACTURE OR OPERATION OF ANY KIND OR NATURE, (ii) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF FREEDOM FROM ANY RIGHTFUL CLAIM BY WAY OF INFRINGEMENT OR THE LIKE AND (iv) ANY IMPLIED REPRESENTATION OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

The foregoing provision shall be without prejudice to, and in no way limit, the obligations of Seller (as lessee) under the Lease Agreement and under the other Operative Documents to which it is a party.

5.3	Representations and Warranties of Purchaser

Purchaser represents and warrants to Seller that all representations and warranties made by Purchaser (as lessor) pursuant to the Lease Agreement are true and accurate.

5.4	Repetition of Representations and Warranties

Each representation set out in Clauses 5.1 and 5.3 shall be deemed to be repeated on the Delivery Date by reference to the facts and circumstances existing on such date and shall survive the execution hereof and the delivery of the Aircraft.

6	CONDITIONS PRECEDENT

6.1	Conditions Precedent to Obligations of Purchaser

The obligations of Purchaser under this Agreement are subject to the following conditions precedent being fulfilled to the satisfaction of, or waived by, Purchaser:

(a)
all conditions precedent to the obligations of Purchaser (as lessor) under the Lease Agreement having been satisfied or waived by Purchaser (other than the condition set out in Clause 3.1(b) of the Lease Agreement);

(b)	Purchaser shall have received an invoice for the Purchase Price from Seller;

(c)	Purchaser shall have received duly executed originals of each of (i) the Bill of Sale and (ii) the FAA Bill of Sale;

(d)
the representations and warranties on the part of Seller contained in Clause 5.1 shall be true and accurate on and as of the Delivery Date as if made and repeated on and as of the Delivery Date with reference to the facts and circumstances then existing;

(e)	no Total Loss or damage having an actual or projected repair cost in excess of two hundred fifty thousand Dollars ($250,000) having occurred with respect to the Aircraft or any Engine or Propeller;

(f)
the Aircraft (with the Engines and Propellers installed thereon) shall be in the possession of the Seller at the Delivery Location at the Effective Time and shall be in the condition and specification set out in Schedule 1 to the Lease Agreement; and

(g)	no Relevant Event shall have occurred and be continuing.

As a condition subsequent following Delivery, Seller shall provide Purchaser with evidence (in such form as may be agreed by the parties) that the Aircraft was at the Delivery Location at the Effective Time.

6.2	Conditions Precedent to Obligations of Seller

The obligations of Seller under this Agreement are subject to the following conditions precedent being fulfilled to the satisfaction of, or waived by, Seller:

(a)
the representations and warranties on the part of Purchaser contained in Clause 5.3 shall be true and accurate on and as of the Delivery Date as if made and repeated on and as of the Delivery Date with reference to the facts and circumstances existing as of the Delivery Date; and

(b)	Seller shall have received the Purchase Price and the Purchaser Acceptance Certificate.

7	TAXES

7.1	Transfer Taxes

Seller and Purchaser shall co-operate and use reasonable efforts to avoid or minimize any and all sales, capital gains, stamp, use, transfer, value-added, transaction privilege, gross receipts or other similar Tax or duty imposed on the sale of the Aircraft to Purchaser by Seller (such taxes and duties, “Transfer Taxes”) and in providing any forms or certificates necessary or desirable in order to avoid or minimize such Transfer Taxes.

7.2	Indemnity

Notwithstanding anything to the contrary in any Operative Document, Seller hereby agrees to pay, and indemnify and hold Purchaser and Owner Participant harmless on an after-tax basis for any and all such Transfer Taxes that may be imposed upon Seller or Purchaser or Owner Participant in respect of the transfer of title to the Aircraft as contemplated by this Agreement under any applicable law of the State of Registration or any jurisdiction which asserts any claim for such Transfer Taxes by reason of the use, operation or location of the Aircraft in such jurisdiction.

8	ASSIGNMENT

Neither party shall assign or transfer its rights or obligations hereunder without the prior written consent of the other.

9	NOTICES

Every notice, request, demand or other communication under this Agreement shall be in writing and delivered in accordance with Clause 25 of the Lease Agreement.

10	LIABILITY OF PURCHASER LIMITED

It is expressly agreed and understood that all representations, warranties and undertakings of Purchaser hereunder shall be binding upon Purchaser only in its capacity as trustee under the Trust Agreement, and the person acting as Purchaser shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein or in the other Operative Documents, to the extent covenanted or made in its individual capacity.

11	MISCELLANEOUS

11.1	Entire Agreement

This Agreement contains the entire agreement between Seller and Purchaser relating to the purchase of the Aircraft, and the terms of this Agreement shall not be varied otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of the Seller and the Purchaser.

11.2	Delay in Exercising Rights

No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided in this Agreement are cumulative and are in addition to any remedies provided by law.

11.3	Time of the Essence

Time and strict and punctual performance shall be of the essence as regards the performance by each party of its obligations under this Agreement.

11.4	Further Assurance

Each party shall from time to time do and perform such other and further acts and execute and deliver any and all such further instruments as may be required by law or reasonably requested in writing by the other to establish, maintain and protect the rights and remedies of the other and to carry out and effect the intent and purposes of this Agreement.

11.5	Rights at Law

Except as expressly set forth herein, nothing contained in this Agreement shall be construed to limit in any way any right, power, remedy or privilege of any party thereunder or now or hereafter existing at law or in equity and each and every right, power, remedy and privilege of each party under this Agreement (i) shall be in addition to and not in limitation of, or in substitution for, any other right, power, remedy or privilege under this Agreement or at law or in equity, (ii) may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by such party, and (iii) shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other.

11.6	Counterparts

This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

11.7	Severability

If any provision of this Agreement shall become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

12	LAW AND JURISDICTION

12.1	Governing Law

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.2	Jurisdiction

Each of Seller and Purchaser (a) hereby irrevocably submits itself to the non exclusive jurisdiction of the courts of the United States of America for the Southern District of New York or the courts of the State of New York located in Manhattan, as the party bringing such action may elect, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter thereof or any of the transactions contemplated thereby brought by any party hereto or any of its respective successors and assigns and (b) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

12.3	Waiver of Jury Trial

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER OPERATIVE DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.  FURTHERMORE, THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF THE AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OF THE OTHER PARTY OR ANY OF THE OTHER PARTY’S SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY OF THE AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OF ANY OTHER PARTY OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT.

12.4	Waiver of Immunity

Each party to this Agreement agrees that in any legal action or proceedings against it or its assets in connection with this Agreement no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such action or proceedings.

IN WITNESS WHEREOF the duly authorized representatives of the parties hereto have executed this Agreement and the same has been delivered and rendered effective on the day and year first hereinbefore written.

Purchaser

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

not in its individual capacity, but solely as owner trustee

By:/s/ Michael Arsenault

Michael Arsenault

Title:Vice President

Seller

COLGAN AIR, INC.

By:/s/ Ron Kay

Ron Kay

Title:Vice President and Treasurer

SCHEDULE 1

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT COLGAN AIR, INC., a company incorporated and existing under the laws of the Commonwealth of Virginia (“Seller”) is the beneficial and legal owner, free and clear of all liens, charges, encumbrances, mortgages and security interests whatsoever and all claims and rights of others other than Permitted Security Interests (as defined in the Aircraft Sale Agreement referred to below), of (a) the Bombardier DHC-8-402 aircraft bearing manufacturer’s serial number 4351, (b) all appliances, components, parts, instruments, accessories, furnishings, modules, navigational and communications equipment and other equipment (other than complete Engines and Propellers, as hereinafter defined, or engines or propellers) incorporated in, installed on or attached to the Aircraft on the date hereof, (c) two Pratt and Whitney Canada Corp. PW150A engines bearing manufacturer’s serial numbers PCE-FA0774 and PCE-FA0775 and all Parts incorporated in, installed on or attached to such engines on the date hereof, (d) two Dowty Rotol R408/6-123-F/17 propellers bearing manufacturer’s serial numbers DAP 0767 and DAP 0768 and all Parts incorporated in, installed on or attached to such propellers on the date hereof and (e) all manuals and technical records more specifically detailed as Aircraft Documentation in the Aircraft Sale Agreement described below (collectively the “Aircraft”).

THAT for and in consideration of the payment of the Purchase Price (as defined in the Aircraft Sale Agreement dated June 17, 2011 (the “Aircraft Sale Agreement”) between Seller and Purchaser (as hereinafter defined)) in accordance with the Aircraft Sale Agreement, Seller does hereby, grant, convey, transfer, bargain and sell, deliver and set over all of its right, title and interest in and to the Aircraft to WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (“Purchaser”), and its successors and assigns forever.

THAT Seller hereby warrants to Purchaser and its successors and assigns that there is hereby transferred to Purchaser on the date hereof good title and marketable to the Aircraft free and clear of all liens, charges, encumbrances, mortgages and security interests (other than Permitted Security Interests) and all claims and rights of others and further that Seller will warrant and defend the title so transferred forever against all claims and demands whatsoever.

THAT this Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF Seller and Purchaser have caused this Bill of Sale to be executed by their respective duly authorized representatives at [Time] [(EDT)] on June 17, 2011.

COLGAN AIR, INC.

                                By:
                Name:
Title:

SCHEDULE 2

ACCEPTANCE CERTIFICATE

THIS ACCEPTANCE CERTIFICATE is delivered on the date set out below by WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (“Purchaser”) to COLGAN AIR, INC. (“Seller”) pursuant to the Aircraft Sale Agreement dated June 17, 2011 between Purchaser and Seller (the “Agreement”).  Capitalized terms used in this Certificate shall have the meanings given to such terms in the Agreement.

Details of Acceptance

Purchaser hereby confirms to Seller that Purchaser has at [Time] [(EST)] on June 17, 2011 (the “Effective Time”) at __________________ accepted the following, in accordance with the provisions of the Agreement:

(a)           Airframe

Aircraft Type:	Bombardier DHC-8-402

Aircraft S/N:	4351

Registration Mark:	N351NG

(b)           Engines

Engine Type:	Pratt and Whitney Canada Corp. PW150A

No. 1 S/N:	FA0775

No. 2 S/N:	FA0774

(c)           Propellers

Propeller Type:	Dowty Rotol R408/6-123-F/17

No. 1 S/N:	DAP 0767

No. 2 S/N:	DAP 0768

(d)           Landing Gears

N S/N:                      MA-0384

1 S/N:                       MA-0731

2 S/N:                      MA-0729

SCHEDULE 2

(e)           APU

One (1) installed Hamilton/Sundstrand auxiliary power unit

S/N:           SP-E104892

(f)           Aircraft Manuals

As per list attached to this Acceptance Certificate as Attachment 1.

(g)           Loose Equipment

As per list attached to this Acceptance Certificate as Attachment 2.

IN WITNESS WHEREOF, Purchaser has, by its duly authorized representative, executed this Acceptance Certificate on the date specified in paragraph 1 above.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as owner trustee

By:
Name:
Title:

[Attachment 1 to Acceptance Certificate – Aircraft Manuals]

Airplane Flight Manual (AFM)

Quick Reference Handbook (QRH)

Operating Data Manual

[Attachment 2 to Acceptance Certificate – Loose Equipment Check List]

Quantity	Loose Equipment

2	Smoke Goggles

2	Mask – Crew (Quick Don)

1	Crash Axe

1	Handle – Emerg Hydraulic Pump

2	FA Life Vest

3	P.B.E. Kit

2	Flash Lights – Emergency

3	Port Fire Ext – Halon

2	Port Oxygen Bottles

3	Galley Cart

1	Galley Trash Bin

2	Coffee Makers

1	Nets – Baggage Restraint